Exhibit 99.1

630 Las Gallinas Ave San Rafael, CA 94903 (415) 526-6400

For Immediate Release
January 29, 2007

Contact:	Mark Garwood
President / CEO
Epic Bancorp
415-526-6400

Mark Garwood Named to the Board of Directors

Of Epic Bancorp

San Rafael, CA, January 29, 2007-- Mark Garwood, president/CEO of Epic Bancorp and president/CEO of Tamalpais Bank, has been named to the board of directors of  Epic Bancorp (NASDAQ:EPIK), the parent company for Tamalpais Bank and Epic Wealth Management.  Garwood was added to the Board effective January 23, 2007.

Garwood, 52, also serves as a director and vice-chairman of the board of directors of Tamalpais Bank.

“My experience as vice-chairman of Tamalpais Bank since 2004 has prepared me for this additional responsibility,” he said, “Corporate governance and leadership is more important than ever before. I look forward to working with my fellow directors to increase shareholder value and to guide Epic Bancorp into the future.”

A resident of Kentfield, CA, Garwood joined Tamalpais Bank as vice president and chief lending officer in 1991, was named president in 1996, and was promoted to CEO in 2004.   He was named CEO of Epic Bancorp in 2006.

Epic Bancorp
Press Release
January 29, 2007

Garwood is a 27-year veteran in the banking and financial services industries.  He has been a real estate developer and investor for 25 years.  He is chairman of the Marin Workforce Housing Trust board of directors, and was a founding organizer of the Major Employer Housing Group, which was created to establish a workforce housing trust in Marin County through a public private partnership.  He is a past member of the board of directors and executive committee of the San Rafael Chamber of Commerce, and served as its chairman in 2002.

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the holding company of Tamalpais Bank and Epic Wealth Management. The Company had $504 million in assets and $370 million in deposits as of December 31, 2006.  Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank

Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, operates seven branches in Marin County and a loan production office in Santa Rosa.  The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, Terra Linda and Tiburon/Belvedere.

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management is located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

Epic Bancorp
Press Release
January 29, 2007

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and  (7)other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties.  Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.